CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock, $0.00125 Par Value	12,650,000	$35.50	$449,075,000	$25,058.39

(1)	The securities registered herein are offered pursuant to an automatic shelf registration statement. Includes shares of common stock that may be purchased by the underwriters pursuant to their option to purchase additional shares.

(2)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-161785

Prospectus Supplement

(To Prospectus dated September 8, 2009)

11,000,000 Shares

Common Stock

We are offering 11,000,000 shares of our common stock to be sold in this offering. We will receive all of the net proceeds from the sale of such common stock.

Our common stock is traded on the NASDAQ Global Select Market and is quoted under the symbol CREE. On September 10, 2009, the last reported sale price of our common stock was $36.72 per share.

	Per Share	Total

Public offering price	$35.50	$390,500,000

Underwriting discounts and commissions	$1.15375	$12,691,250

Proceeds to us, before expenses	$34.34625	$377,808,750

The underwriters may purchase up to an additional 1,650,000 shares of common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover any overallotments.

Investing in our common stock involves risks. You should carefully consider the information described or referred to in the “Risk factors” section beginning on page S-3 of this prospectus supplement, in addition to the risk factors that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters are offering the shares of our common stock as described in “Underwriting.” Delivery of the shares will be made on or about September 16, 2009.

J.P. Morgan

Sole Book-Running Manager

BofA Merrill Lynch

Lead Manager

Piper Jaffray

Morgan Keegan & Company, Inc.              Oppenheimer & Co.

  America’s Growth Capital

Co-Managers

September 10, 2009

S-i

About this prospectus supplement

This prospectus supplement is a supplement to the accompanying base prospectus that is also a part of this document. This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any of the securities described in the base prospectus from time to time in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering. Both this prospectus supplement and the accompanying base prospectus include important information about us, our common stock and other information you should know before investing in our common stock. You should rely only on the information or representations incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or such documents incorporated by reference, you should rely on the information contained in or incorporated by reference in this prospectus supplement. You may obtain copies of the shelf registration, or any document which we have filed as an exhibit to the shelf registration or to any other SEC filing, either from the SEC or from the Secretary of Cree, Inc. as described under “Where you can find more information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate as of any date other than the date printed on their respective covers.

S-ii

Forward-looking statements

Information set forth in this prospectus supplement and the accompanying prospectus and the information they incorporate by reference may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All information relative to future markets for our products and trends in and anticipated levels of revenue, gross margins and expenses, as well as other statements containing words such as “believe,” “project,” “may,” “will,” “anticipate,” “target,” “plan,” “estimate,” “expect” and “intend” and other similar expressions constitute forward-looking statements. These forward-looking statements are subject to business, economic and other risks and uncertainties, both known and unknown, and actual results may differ materially from those contained in the forward-looking statements. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including current uncertainty in global economic conditions that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments, in response to tighter credit and negative financial news; our ability to complete development and commercialization of products under development, such as our pipeline of brighter LED chips, LED components and LED lighting retrofit solutions; our ability to lower costs; increasing price competition in key markets; the risk that, due to the complexity of our manufacturing processes and transition of production to larger wafers, we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; risks associated with the ramp-up of our production for our new products, as well as production at our Huizhou facility and subcontractors; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with our recent acquisitions; risks associated with ongoing litigation; and other risks described in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made.

You should read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

S-iii

Summary

This summary is not complete and may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus carefully, as well as the documents incorporated by reference, including the financial statements and notes thereto, before making an investment decision. In this prospectus supplement, except where the context otherwise requires, we will collectively refer to Cree, Inc. and its direct and indirect subsidiaries as “Cree,” “we,” “our” and “us.”

Cree, Inc.

Cree is a manufacturer of semiconductor materials and devices primarily based on silicon carbide, or SiC, gallium nitride, or GaN, and related compounds. We currently focus our expertise in SiC and GaN on light emitting diode, or LED, products, which consist of LED chips, LED components and LED lighting products. We also develop power and radio frequency, or RF, products, including power switching and RF devices.

We derive the majority of our revenue from sales of our LED products. We also generate revenue from sales of SiC and GaN materials, power and RF products, and we earn revenue under government contracts that support some of our research and development programs to the extent the contract funding exceeds our direct cost of performing those activities. We generate revenues from the following product lines:

•

LED products.    We derive the largest portion of our revenue from the sale of our LED products. Our LED products consist of our LED chips, LED components, including our XLamp® LED components and high-brightness LED components, and LED lighting products.

•	Materials products. These products include our SiC and GaN wafers, which are used in manufacturing LEDs, RF and microwave devices, power devices and for research and development.

•

Power and RF products.    These products include power switching devices made from SiC, which provide faster switching speeds than comparable silicon-based power devices, and also include RF microwave devices made from SiC or GaN, which allow for higher power densities as compared to silicon or gallium arsenide.

•	Contracts with government agencies. Government agencies provide us with funding to support the development of primarily SiC and GaN based new technology.

The majority of our products are produced at our production facilities located in North Carolina and China. In some circumstances, we also use contract manufacturers for certain aspects of product fabrication.

Corporate information

We were incorporated in the State of North Carolina in 1987 and changed our name to “Cree, Inc.” from “Cree Research, Inc.” in 2000. Our principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703, and our telephone number is (919) 313-5300. We maintain a website at www.cree.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement.

The offering

Issuer	CREE, INC.

Common stock we are offering	11,000,000 shares, or 12,650,000 shares if the underwriters’ overallotment option is exercised in full

Common stock authorized	200,000,000 shares

Common stock outstanding prior to completion of the offering	90,612,489 shares(1)

Common stock outstanding after the offering	101,612,489 shares, or 103,262,489 shares if the underwriters’ overallotment option is exercised in full(1)

NASDAQ Global Select Market symbol	CREE

Use of proceeds	We plan to use the net proceeds from this offering of our common stock (approximately $377.4 million, or $434.1 million if the over-allotment option is fully exercised, after giving effect to discounts, commissions and offering expenses), for anticipated capital expenditures of approximately $150 million in fiscal year 2010 and additional future capital expenditure needs with the remainder being used for general corporate purposes, including working capital and potential strategic investments.

Risk factors	See the section entitled “Risk factors” in this prospectus supplement for a discussion of important factors you should consider carefully in deciding whether to invest in our common stock.

(1)	Based on the number of shares of common stock outstanding as of September 3, 2009. Excludes 10,512,148 shares of our common stock that are subject to outstanding but unexercised options to purchase shares of common stock or to granted but unvested restricted stock and 2,254,433 shares of common stock that are reserved for issuance under our equity compensation plans but not subject to any outstanding equity grants. The aggregate market value of common stock held by non-affiliates of Cree as of June 28, 2009, the last business day of Cree’s most recently completed fiscal year, was $2,636,059,802 (based on the closing sale price of $29.92 per share of our common stock on the NASDAQ Global Select Market on that date).

Risk factors

Before you decide to invest, you should be aware that investment in our common stock involves risks, including those described below that could have a material adverse effect on our business, financial position, results of operations and cash flows. We urge you to carefully consider these risk factors, together with all of the other information included and incorporated by reference in this prospectus supplement, before you decide to invest. In addition, you should carefully consider the risks described under “Risk Factors” in our most recent annual report on Form 10-K incorporated herein by reference. Please also refer to the section in this prospectus supplement entitled “Forward-looking statements.”

Risks related to our common stock and this offering

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional shares of our common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering or the perception that such sales could occur.

Our stock price may be volatile.

Historically, our common stock has experienced substantial price volatility, particularly as a result of significant fluctuations in our revenue, earnings and margins over the past few years and variations between our actual financial results and the published expectations of analysts. If our future operating results or margins are below the expectations of stock market analysts or our investors, our stock price will likely decline.

Speculation in the press or investment community about our strategic position, financial condition, results of operations or significant transactions can also cause changes in our stock price. In particular, speculation around our opportunities for energy efficient lighting may have dramatic effects upon our stock price, especially as various government agencies, both domestic and international, announce their planned investments in energy efficient technology, including lighting.

Anti-takeover provisions could negatively impact our stockholders.

Provisions of North Carolina law, provisions of our articles of incorporation and bylaws, and our shareholder rights plan could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. Such a result could occur even if our shareholders are offered an attractive value for their shares or if many or even a majority of our shareholders believe a takeover is in their best interest. These provisions are intended to encourage any person interested in acquiring us to negotiate with and obtain the approval of our board of directors in connection with the transaction.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We currently anticipate using the net proceeds from this offering for general corporate purposes, including capital expenditures, working capital, acquisitions and other business opportunities.

We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. Pending the use of the proceeds in this offering, we will temporarily invest the proceeds in investment grade, interest-bearing securities. However, there is no guarantee the proceeds will be invested in a manner that yields a favorable or any return.

The issuance of common stock in this offering is expected to impact our earnings on a per share basis.

Our earnings guidance for the first quarter of fiscal 2010, which constitutes forward-looking information, was estimated on the basis of available operational, financial and competitive information and reflects management’s current expectations. See “Forward-Looking Statements” in this prospectus supplement. Our previously announced earnings guidance did not take into account the dilution resulting from this offering. As a result, the market price of our common stock could be materially and adversely affected.

Use of proceeds

We plan to use the net proceeds from this offering of our common stock (approximately $377.4 million, or $434.1 million if the over-allotment option is fully exercised, after giving effect to discounts, commissions and offering expenses), for anticipated capital expenditures of approximately $150 million in fiscal year 2010 and additional future capital expenditure needs with the remainder being used for general corporate purposes, including working capital and potential strategic investments. Although we currently have no commitments or agreements to acquire or invest in complementary businesses, technologies or other intellectual property, our management will have broad discretion as to the allocation of the net proceeds received in this offering and may use these proceeds for that purpose in the future. Pending application of the net proceeds, we will temporarily invest the proceeds in investment grade, interest-bearing securities.

An increase in the number of shares offered by us in this offering will not change our anticipated use of proceeds from this offering.

Capitalization

The following table sets forth our consolidated capitalization as of June 28, 2009 on:

•	an actual basis; and

•

an as adjusted basis to give effect to the sale of the shares of common stock offered hereby (assuming no exercise of the underwriters’ over-allotment option for this offering) and the application of the net proceeds therefrom as described under “Use of proceeds”.

The information presented in the table below should be read in conjunction with “Use of proceeds” included elsewhere in this prospectus supplement as well as the consolidated historical financial statements and notes thereto incorporated in this prospectus supplement by reference. See “Incorporation of certain information by reference” in this prospectus supplement.

	At June 28, 2009
(in thousands except per share amounts)	Actual	As Adjusted
Cash and cash equivalents	$ 290,154	$ 667,597

Shareholders’ equity
Preferred stock, $0.01 par value; 3,000 shares authorized; none issued and outstanding, actual, and as adjusted	—	—
Common stock, $0.00125 par value, 200,000 shares authorized; 89,659 shares issued and outstanding, actual; 100,659 shares issued and outstanding, as adjusted	112	126
Additional paid-in capital	857,383	1,234,812
Accumulated other comprehensive income	11,236	11,236
Retained earnings	356,017	356,017

Total shareholders’ equity	1,224,748	1,602,191

Total capitalization	$1,224,748	$1,602,191

Price range of our common stock

Our common stock is traded on the NASDAQ Global Select Market and is quoted under the symbol CREE. The following table sets forth, for the fiscal quarters indicated, the high and low sale prices of our common stock on the NASDAQ Global Select Market.

	High	Low

Fiscal 2010
First quarter (through September 10, 2009)	$38.97	$26.39

Fiscal 2009
Fourth quarter	$31.75	$22.62
Third quarter	24.93	14.59
Second quarter	25.97	12.57
First quarter	29.00	17.10

Fiscal 2008
Fourth quarter	$31.80	$23.02
Third quarter	35.50	23.11
Second quarter	33.68	20.48
First quarter	34.87	22.54

The last reported sale price of our common stock on the NASDAQ Global Select Market on September 10, 2009 was $36.72 per share. As of September 3, 2009, there were approximately 633 holders of record of our common stock.

Dividend policy

We have never paid cash dividends on our common stock and do not anticipate that we will do so in the foreseeable future.

Underwriting

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities Inc. is acting as sole book-running manager of the offering and as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares

J.P. Morgan Securities Inc.	5,940,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,300,000
Piper Jaffray & Co.	770,000
Morgan Keegan & Company, Inc.	440,000
Oppenheimer & Co. Inc.	440,000
America’s Growth Capital, LLC	110,000

Total	11,000,000

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price, less a concession not in excess of $0.23075 per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $0.23075 per share from the public offering price. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters.

The underwriters have an option to buy up to 1,650,000 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified above. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any additional shares of common stock are purchased pursuant to this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting discount is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting discount is $1.15375 per share. The following table shows the per share and total underwriting discount to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without over- allotment exercise	With over- allotment exercise

Per share	$1.15375	$1.15375
Total	$12,691,250	$14,594,938

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, will be approximately $366,000.

For a period of 90 days after the date of this prospectus supplement, we have agreed not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act (other than a registration statement on Form S-8) relating to, any shares of stock or any securities convertible into or exercisable or exchangeable for stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the underwriters other than the shares of our common stock to be sold hereby and any options, restricted stock or restricted stock units, or shares of common stock issued upon exercise of such options and restricted stock units, in each case granted under our benefit plans in effect on the date hereof.

Our directors and executive officers have entered into lock-up agreements pursuant to which each of them, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the underwriters (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock, in each case other than (A) transfers of shares of common stock as a bona fide gift or gifts, (B) dispositions of shares of common stock to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, (C) dispositions of shares of common stock by will or under the laws of descent, (D) disposition of shares of common stock to us solely for the payment of taxes in connection with the vesting of such restricted stock or stock options granted to the undersigned under our benefit plans in effect on the date hereof and (E) sales pursuant to existing 10b5-1 trading plans, which shall not occur until the later of (i) two business days after our earnings release for the first fiscal quarter for fiscal year 2010 and (ii) October 22, 2009; provided that in the case of any transfer or distribution pursuant to clause (A), (B) or (C), each donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B) or (C) no filing by any party (donor, donee, transferor or transferee) under Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above).

Notwithstanding the foregoing paragraphs, if (1) during the last 17 days of the 90-day restricted period, our company issues an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 90-day restricted period, our company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by the lock up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the representative of the underwriters purchases our common stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.

The underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our equity securities, and may do so in the future. The underwriters and their affiliates may also effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in any debt securities or loans that we may issue or have in the future.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

In relation to the United Kingdom, this prospectus supplement is directed only at persons (“relevant persons”) who (i) fall within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, (ii) fall within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated. This prospectus supplement must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. Recipients of this prospectus supplement are not permitted to transmit it to any other person. The securities are not being offered to the public in the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has agreed that with effect from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares of our common stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares of our common stock to the public in that Relevant Member State at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running manager for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the shares shall result in a requirement for the publication by Company or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Neither this prospectus supplement nor any offering material relating to our common stock has been or will be submitted to the “Commission des Opérations de Bourse” for approval (“Visa“), in France. The underwriters have not offered or sold and will not offer or sell any of our common stock or distribute or cause to be distributed any copies of this prospectus supplement or any offering material relating to our common stock, directly or indirectly, in France, except (a) with the prior authorization of the French Ministry for Economy and Finance in accordance with Articles 9 and 10 of the “Décret” of December 29, 1989 regulating financial relations between France and foreign countries, or (b) to qualified investors (“investisseurs qualifiés”), and/or a restricted group of investors (“cercle restreint d’investisseurs”), in each case acting for their account, all as defined in, and in accordance with, Article L. 411-1 and L. 411-2 of the Monetary and Financial Code and “Décret” no. 98-880 dated October 1, 1998.

This prospectus supplement and the accompanying prospectus are not a Securities Selling Prospectus within the meaning of the German Securities Sales Prospectus Act of September 9, 1998 and have not been filed with and approved by the German Federal Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) or any other competent German governmental authority under the relevant laws. The underwriters have not offered or sold and will not offer or sell any of our common stock or distribute copies of this prospectus supplement and the accompanying prospectus or any document relating to our common stock, directly or indirectly, in Germany except to persons falling within the scope of section 2 numbers 1 (persons who as part of their profession, occupation or business, purchase or sell securities for their own account or for the account of third parties), 2 (a restricted circle of persons) and 3 (employees by their employer or related group companies) of the German Securities Sales Prospectus Act of September 8, 1998 and by doing so have not taken, and will not take, any steps which would constitute a public offering of our common stock in Germany.

The offering of our common stock in Italy has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly: (i) our common stock cannot be offered, sold or delivered in the Republic of Italy (“Italy”) in a solicitation to the public at large (sollecitazione all’investimento) within the meaning of Article 1 paragraph 1, letter (t) of Legislative Decree no. 58 of February 24, 1998 (the “Financial Services Act”), nor may any copy of this prospectus supplement or any other document relating to our common stock be distributed in Italy, (ii) our common stock cannot be offered, sold and/or delivered, nor may any copy of this prospectus supplement or any other document relating to our common stock be distributed, either in the primary or in the secondary market, to individuals in Italy, and (iii) sales of our common stock in Italy shall only be: (a) negotiated with “Professional Investors” (operatori qualificati), as defined under Article 31, paragraph 2, of CONSOB Regulation no. 11522 of July 1, 1998, as amended (“CONSOB Regulation no. 11522”), (b) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Italian Banking Act, the Financial Services Act, CONSOB Regulation no. 11522 and all the other relevant provisions of Italian law, and (c) effected in accordance with any other Italian securities, tax and exchange control and other applicable laws and regulations and any other applicable requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of Article 652a and Art. 1156 of the Swiss Code of Obligations (Schweizerisches Obligationenrecht), and none of this offering of our common stock has been or will be approved by any Swiss regulatory authority.

This prospectus supplement and accompanying prospectus relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement and accompanying prospectus is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement and accompanying prospectus nor taken steps to verify the information set out in it, and has no responsibility for it. Our common stock which is the subject of the offering contemplated by this prospectus supplement and accompanying prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of our common stock offered should conduct their own due diligence on our common stock. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorised financial adviser.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “CREE.”

Certain material U.S. federal income tax considerations for non-U.S. holders

The following is a summary of certain U.S. federal income tax consequences and U.S. federal estate tax consequences of purchasing, holding and disposing of the shares of common stock we are offering. This summary is based on the Internal Revenue Code of 1986, as amended, (the “Code”), the Treasury regulations, promulgated or proposed thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date of this Prospectus Supplement, and all of which are subject to change or reinterpretation by the Treasury or courts, possibly on a retroactive basis.

This summary applies only to holders that hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. This summary does not apply to holders that are subject to special rules, such as banks, regulated investment companies, real estate investment trusts, insurance companies, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, tax-exempt organizations or entities, holders liable for alternative minimum tax, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, holders that hold shares of our common stock as part of a hedging, straddle or conversion transaction, or U.S. holders whose functional currency is not the U.S. dollar.

For purposes of the following summary, a “U.S. holder” is a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation or other entity taxable as a corporation for U.S. federal tax purposes created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust. A “non-U.S. holder” is a beneficial owner of shares of our common stock that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

The tax consequences to a partner in a partnership (or other entity treated as a partnership for U.S. federal tax purposes) that holds shares of our common stock generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships (or other entities treated as partnerships for U.S. federal tax purposes) that are prospective holders of the shares of our common stock, and partners in such partnerships, should consult their own tax advisors regarding specific U.S. federal income tax consequences of the partnership’s acquisition, ownership and disposition of the shares of our common stock.

Dividends

If distributions are made on shares of our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a non-U.S. holder’s basis in its shares of our common stock, but not below zero, and then will be treated as gain from the sale of stock. While there are no contractual restrictions in place that currently materially limit, or are likely in the future to materially limit, us from paying dividends on our common stock, we have never paid cash dividends on our common stock and do not anticipate that we will do so in the foreseeable future.

Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of U.S. federal tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to tax on a net basis at the same graduated U.S. federal income tax rates applicable to U.S. persons, unless an applicable tax treaty provides otherwise. In addition, any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of shares of our common stock that wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a “United States person” as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. Non-U.S. holders should consult their own advisors regarding the certification requirements applicable to them.

A non-U.S. holder of shares of our common stock that is eligible for a reduced rate of U.S. tax in respect of dividends received may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Taxable Dispositions of Common Stock

Any gain recognized on the disposition of shares of our common stock by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

1. the gain is effectively connected with the conduct of a trade or business in the United States of the non-U.S. holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case, the gain generally will be subject to U.S. income tax on a net basis in the manner applicable to U.S. holders and, if the non-U.S. holder is a foreign corporation, the “branch profits tax” described above may also apply;

2. the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met, in which case, the gain generally will be subject to a flat 30% tax, which may be offset by U.S. source capital losses; or

3. we are, or have been at any time during the shorter of the five-year period ending on the date of sale or other disposition or the period that such non-U.S. holder held the common stock, a

“United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes.

Generally, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The tax generally will not apply to a non-U.S. holder whose holdings, direct and indirect, actual or constructive, at all times during the applicable period, constituted 5% or less of our common stock, provided that our common stock was regularly traded on an established securities market. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC. In addition, we expect that our common stock will be treated as regularly traded on an established securities market.

U.S. Federal Estate Tax

Common stock held by an individual non-U.S. holder who is not a resident of the United States (as specifically defined for U.S. federal estate tax purpose) at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise, and, therefore, may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding (currently at a rate of 28%) on dividends paid to such holder unless such holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. holders should consult their own advisors regarding the application of the information reporting and backup withholding rules to them.

Legal matters

The validity of the common stock offered hereby will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. As of the date of this prospectus supplement, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. beneficially own an aggregate of 3,110 shares of Cree’s common stock. Certain legal matters in connection with the offering of the common stock will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

Experts

The consolidated financial statements of Cree, Inc. appearing in Cree, Inc.’s Annual Report (Form 10-K) for the year ended June 28, 2009 and the effectiveness of Cree, Inc.’s internal control over financial reporting as of June 28, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any document we have filed at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 (1-800-732-0330) for further information on the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

We previously filed a registration statement and related exhibits on Form S-3 with the SEC on September 8, 2009 under the Securities Act of 1933, as amended. The registration statement contains additional information about us and our securities. You may inspect the registration statement and its exhibits without charge at the SEC’s public reference room referred to above and obtain copies, at prescribed rates, from the SEC.

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” information filed with it, which means that we can disclose important information to you by referring you to the documents containing such information. The information incorporated by reference is an important part of this prospectus supplement, and information filed later by us with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (except any portions of such filings that are not deemed to be filed under such sections):

(a) Our Annual Report on Form 10-K for the fiscal year ended June 28, 2009, filed with the SEC on August 18, 2009;

(b) Our Current Reports on Form 8-K filed with the SEC on August 11, 2009 and August 21, 2009;

(c) The description of our Common Stock contained in our Registration Statement on Form 8-A filed on January 29, 1993, and any amendments or reports filed for the purpose of updating such description; and

(d) The description of the rights attached to our Common Stock contained in our Registration Statement on Form 8-A filed on May 30, 2002, and any amendments or reports filed for the purpose of updating such description.

All documents and reports filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement are deemed to be incorporated by reference in this prospectus supplement from the date of filing of such documents or reports, except as to any portion of any future annual or quarterly reports or proxy statements which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Any person receiving a copy of this prospectus supplement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). All requests should be in writing and sent to the attention of the Corporate Secretary, Cree, Inc., 4600 Silicon Drive, Durham, NC 27703.

Prospectus

Cree, Inc.

Common Stock

From time to time, we may offer and sell shares of common stock in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement, before you invest.

We may offer and sell shares of common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of the common stock offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The supplements to this prospectus will provide the specific terms of the plan of distribution. The net proceeds we expect to receive from sales by us will be set forth in the applicable prospectus supplement.

Our common stock is traded on the NASDAQ Global Select Market and is quoted under the symbol CREE. On September 2, 2009, the last reported sale price of our common stock was $36.08 per share.

Investing in our common stock involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 and those contained in the applicable prospectus supplement and in any related free writing prospectuses that we have authorized for use in connection with a specific offering and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2009

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell common stock from time to time and in one or more offerings as described herein. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Cree,” “we,” “our” and “us” in this prospectus, we mean Cree, Inc. and its consolidated subsidiaries, unless otherwise specified. Our principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703 and our telephone number is (919) 313-5300.

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ABOUT CREE, INC.

Cree is a manufacturer of semiconductor materials and devices primarily based on silicon carbide, or SiC, gallium nitride, or GaN, and related compounds. We currently focus our expertise in SiC and GaN on light emitting diode, or LED, products, which consist of LED chips, LED components and LED lighting products. We also develop power and radio frequency, or RF, products, including power switching and RF devices.

We derive the majority of our revenue from sales of our LED products. We also generate revenue from sales of SiC and GaN materials, power and RF products, and we earn revenue under government contracts that support some of our research and development programs to the extent the contract funding exceeds our direct cost of performing those activities. We generate revenues from the following product lines:

•

LED products.    We derive the largest portion of our revenue from the sale of our LED products. Our LED products consist of our LED chips, LED components, including our XLamp® LED components and high-brightness LED components, and LED lighting products.

•	Materials products. These products include our SiC and GaN wafers, which are used in manufacturing LEDs, RF and microwave devices, power devices and for research and development.

•

Power and RF products.    These products include power switching devices made from SiC, which provide faster switching speeds than comparable silicon-based power devices, and also include RF microwave devices made from SiC or GaN, which allow for higher power densities as compared to silicon or gallium arsenide.

•	Contracts with government agencies. Government agencies provide us with funding to support the development of primarily SiC and GaN based new technology.

The majority of our products are produced at our production facilities located in North Carolina and China. In some circumstances, we also use contract manufacturers for certain aspects of product fabrication.

2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus and any applicable prospectus supplement and the information they incorporate by reference may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All information relative to future markets for our products and trends in and anticipated levels of revenue, gross margins and expenses, as well as other statements containing words such as “believe,” “project,” “may,” “will,” “anticipate,” “target,” “plan,” “estimate,” “expect” and “intend” and other similar expressions constitute forward-looking statements. These forward-looking statements are subject to business, economic and other risks and uncertainties, both known and unknown, and actual results may differ materially from those contained in the forward-looking statements. Examples of risks and uncertainties that could cause actual results to differ materially from historical performance and any forward-looking statements include, but are not limited to, the risks described in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, together with the information incorporated herein or therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

3

RISK FACTORS

Investing in our common stock involves certain risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in our securities described in any applicable prospectus supplement or free writing prospectus and in our Annual Report on Form 10-K for the fiscal year ended June 28, 2009, as updated by our subsequent filings under the Exchange Act, and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. You should consider carefully those risks as well as other information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and in any free writing prospectuses that we have authorized for use in connection with a specific offering, before deciding whether to purchase any of our common stock. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and you may lose all or part of your investment.

4

USE OF PROCEEDS

Except as described in the applicable prospectus supplement, we anticipate using the net proceeds from the sale of our common stock for general corporate purposes, including capital expenditures, working capital, acquisitions and other business opportunities. Although we currently have no commitments or agreements to acquire or invest in complementary businesses, technologies or other intellectual property, our management will have broad discretion as to the allocation of the net proceeds received in any offering and may use these proceeds for that purpose in the future.

5

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Articles of Incorporation, as restated, which we will refer to hereafter as our Articles of Incorporation, our Bylaws, as amended and restated effective August 19, 2009, which we will refer to hereafter as our Bylaws, and applicable provisions of law. We have summarized certain portions of the Articles of Incorporation and Bylaws below. The summary is not complete. The Articles of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Articles of Incorporation and Bylaws for the provisions that are important to you.

Authorized capital stock

Our Articles of Incorporation authorize us to issue 200,000,000 shares of common stock, par value of $0.00125 per share, and 3,000,000 shares of preferred stock, par value of $0.01 per share. As of September 3, 2009, there were 90,644,199 shares of our common stock outstanding held of record by 649 shareholders and no shares of preferred stock outstanding.

Common stock

Subject to the rights specifically granted to holders of any outstanding shares of our preferred stock, our common shareholders are entitled to vote together as a class on all matters submitted to a vote of our shareholders and are entitled to any dividends that may be declared by our board of directors. Our common shareholders do not have cumulative voting rights. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets after payment or provision for all liabilities and preferential liquidation rights of our preferred stock then outstanding. Our common shareholders have no preemptive rights to purchase shares of our common stock. The issued and outstanding shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. The rights, preferences and privileges of holders of our common stock are subject to those of the holders of our Series A preferred stock, described below, and any other shares of our preferred stock we may issue in the future.

Rights plan

In May 2002, we adopted a rights plan designed to ensure that any potential acquirer of Cree would negotiate with our board of directors and that all of our shareholders would be treated equitably in the event of a takeover attempt. At that time, we paid a dividend of one right for each outstanding share of our common stock. Similar rights are attached to each share of our common stock issued after June 10, 2002. Under the rights plan, the rights will not be exercisable until a person or group acquires beneficial ownership of 15% or more of our outstanding common stock, or begins a tender or exchange offer for 15% or more of our common stock. Additionally, until the occurrence of such event, the rights are not severable from our common stock and therefore, the rights will transfer upon the transfer of shares of our common stock. Upon the occurrence of such events, each right entitles the holder to purchase one one-thousandth of a share of our preferred stock at a price of $110. The rights plan also provides that upon the occurrence of certain specified events, the holders of the rights will be entitled to acquire common stock (or, in certain circumstances, cash, property or other securities) of Cree or common stock of the acquiring entity, such interests having a market value of two times the right’s exercise price of $110. The rights expire June 10, 2012, and are redeemable in whole, but not in part, at our option prior to the time they become exercisable, for a price of $0.001 per right. The rights have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire Cree on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination approved by our board of directors.

6

Transfer agent and registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Stock exchange listing

Our common stock is traded on the NASDAQ Global Select Market and is quoted under the symbol CREE.

Certain provisions of Cree’s articles of incorporation and bylaws; director indemnification

Advance Notice of Proposals and Nominations.    Our Bylaws provide that shareholders must provide timely written notice to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders. Notice for an annual meeting is timely if it is received at our principal office not less than 90 days and no more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed more than 60 days from this anniversary date, such notice by the shareholder must be delivered not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting was first made. Our Bylaws also specify the form and content of a shareholder’s notice. These provisions may prevent shareholders from bringing matters before an annual meeting of shareholders or from nominating candidates for election as directors at an annual meeting of shareholders.

Limits on Special Meetings.    A special meeting of the shareholders may only be called by our board of directors or the Chairman of our board of directors. Our Bylaws do not grant shareholders the authority to request a special meeting.

Indemnification of Directors, Officers and Employees.    Our Bylaws provide that we shall indemnify, to the fullest extent permitted by law, any person who is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of Cree, seeking to hold him liable by reason of the fact that he is or was acting in his capacity as a director or officer of Cree, or at the request of Cree is or was serving as a director or officer for any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust employee benefit, or other enterprise, or as a trustee or administrator under any employee benefit plan of Cree or a wholly-owned subsidiary of Cree, against (i) reasonable expenses, including without limitation all attorneys’ fees actually and necessarily incurred by him in connection with any such action, suit or proceeding; (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he may have become liable in such action, suit or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided in our Bylaws. Pursuant to our Bylaws, this indemnification may, at our board of directors’ discretion, also include advancement of expenses related to such action, suit or proceeding.

Certain anti-takeover effects of North Carolina law

The North Carolina Shareholder Protection Act, or the Act, generally requires the affirmative vote of 95% of a corporation’s voting shares to approve a “business combination” with any entity that is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the corporation (or ever owned, directly or indirectly, more than 20% and is still an “affiliate” of the corporation) unless the fair price provisions and the procedural provisions of the Act are satisfied.

“Business combination” is defined by the Act as (i) any merger, consolidation or conversion of a corporation with or into any other corporation or any unincorporated entity, (ii) any sale or lease of all or any

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substantial part of the corporation’s assets to any other entity, or (iii) any payment, sale or lease to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets having an aggregate fair market value equal to or greater than $5,000,000 of any other entity.

The Act contains provisions that allowed a corporation to “opt out” of the applicability of the Act’s voting provisions within specified time periods that generally have expired. The Act applies to Cree since we did not opt out within these time periods.

This statute could discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in our equity securities or seeking to obtain control of us. It also might limit the price that certain investors might be willing to pay in the future for our shares of common stock and may have the effect of delaying or preventing a change of control of us.

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PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through agents;
•	through underwriters or dealers;
•	directly to one or more purchasers;
•	through a combination of any of these methods of sale; or
•	through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of reports, proxy and information statements and other information from us are available on the SEC’s website at http://www.sec.gov. Such filings are also available at our website at http://www.cree.com. Website materials are not a part of this prospectus.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits, financial statements and schedules thereto. We refer you to the registration statement, the exhibits, financial statements and schedules thereto for further information. This prospectus is qualified in its entirety by such other information.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

(a) Cree’s Annual Report on Form 10-K for the fiscal year ended June 28, 2009, filed with the SEC on August 18, 2009;

(b) Cree’s Current Reports on Form 8-K filed with the SEC on August 11, 2009 and August 21, 2009;

(c) The description of Cree’s Common Stock contained in our Registration Statement on Form 8-A filed on January 29, 1993, and any amendments or reports filed for the purpose of updating such description; and

(d) The description of the rights attached to Cree’s Common Stock contained in our Registration Statement on Form 8-A filed on May 30, 2002, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by Cree pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. All such requests should be in writing and sent to the attention of the Corporate Secretary, Cree, Inc., 4600 Silicon Drive, Durham, NC 27703.

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LEGAL MATTERS

The validity of our common shares issuable hereunder will be passed upon for Cree by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. As of the date of this prospectus, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. beneficially own an aggregate of 3,110 shares of Cree’s common stock.

EXPERTS

The consolidated financial statements of Cree, Inc. appearing in Cree, Inc.’s Annual Report (Form 10-K) for the year ended June 28, 2009 and the effectiveness of Cree, Inc.’s internal control over financial reporting as of June 28, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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11,000,000 shares

Common stock

Prospectus Supplement

J.P. Morgan

Sole Book-Running Manager

BofA Merrill Lynch

Lead Manager

Piper Jaffray

Morgan Keegan & Company, Inc.              Oppenheimer & Co.

  America’s Growth Capital

Co-Managers

September 10, 2009